UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 26, 2022

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 110

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2022 annual meeting of stockholders of The Joint Corp. (the “Company”) was held on May 26, 2022. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of seven members of the Company’s board of directors for terms expiring at the 2022 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Matthew E. Rubel	7,658,238	1,635,179	2,564	1,262,417
James H. Amos, Jr.	6,966,733	2,250,865	78,383	1,262,417
Ronald V. DaVella	7,525,362	1,768,024	2,595	1,262,417
Suzanne M. Decker	9,259,005	16,852	20,124	1,262,417
Peter D. Holt	9,259,779	34,811	1,391	1,262,417
Abe Hong	9,260,225	15,692	20,064	1,262,417
Glenn J. Krevlin	9,271,653	21,733	2,595	1,262,417

Proposal 2. The approval, on a non-binding advisory basis, of the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2022 annual meeting of stockholders. In accordance with the results below, the proposed resolution was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,069,656	223,795	2,530	1,262,417

Proposal 3. The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. In accordance with the results below, the selection of BDO USA, LLP was ratified.

Votes For	Votes Against	Abstentions
10,485,665	55,772	16,961

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2022

The Joint Corp.

By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer